Exhibit 99.1

              Willis Group Reports Strong Second Quarter
                             2007 Results

            Earnings per Diluted Share Increased 20 Percent

                  Six Percent Reported Revenue Growth

          Four Percent Organic Growth in Commissions and Fees

         Operating Margin up 190 Basis Points to 22.0 percent


    NEW YORK--(BUSINESS WIRE)--Aug. 1, 2007--Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reported results for the quarter and six months ended June 30, 2007.

    "Our results this quarter once again illustrate the diligent execution of our Shaping our Future strategies for growth, productivity and efficiency," said Joe Plumeri, Chairman and Chief Executive Officer. "The top line is growing nicely despite the very soft market conditions; we are realizing cost savings identified last year, maintaining ongoing expense discipline and managing capital."

    Second Quarter 2007 Financial Results

    Net income for the quarter ended June 30, 2007 was USD78 million compared with USD72 million a year ago, an increase of 8 percent. Earnings per diluted share increased 20 percent to USD0.54 in the quarter ended June 30, 2007, up from USD0.45 a year ago. The impact of foreign currency translation decreased second quarter 2007 earnings per diluted share by USD0.03 compared with the second quarter 2006.

    Total reported revenues for the quarter ended June 30, 2007 rose 6 percent to USD626 million compared to USD593 million in the second quarter 2006. The effect of foreign currency translation increased reported revenues by 2 percent.

    Organic growth in commissions and fees, which excludes market remuneration, was 4 percent in the second quarter 2007. This growth was attributed to net new business won of 5 percent; there was a negative 1 percent impact from declining premium rates tempered by other market factors such as higher commission rates, higher insured values and changes in limits and exposures.

    The International business unit contributed 7 percent organic growth in commissions and fees in the second quarter 2007 and North America contributed 5 percent growth. Global, which comprises Reinsurance and Global Specialties, had zero organic growth in the second quarter 2007 primarily due to the timing of some non-recurring income.

    Operating margin was 22.0 percent for the quarter ended June 30, 2007 compared with 20.1 percent for the same period last year, an increase of 190 basis points. The margin improvement continued to be driven by Shaping our Future initiatives, cost savings from the 2006 charges, good expense control and lower pension expense. This was tempered by the negative effect of foreign currency translation in the second quarter 2007.

    We continue to estimate that the annualized net benefit from the 2006 Shaping our Future charges will be approximately USD20 million in 2007, USD30 million by 2008 and USD45 million by 2009.

    Salaries and benefits expenses were USD360 million, or 57.5 percent of total revenues, in the second quarter 2007. This ratio compares favorably with USD351 million, or 59.2 percent of total revenues in the prior year quarter. Other operating expenses were USD114 million, or 18.2 percent of total revenues, in the second quarter 2007, comparable to USD108 million, or 18.2 percent of revenues, in the second quarter 2006. Practical completion of the new building in London was achieved at the end of the second quarter; additional lease expense of USD7 million per quarter will be recognized beginning third quarter 2007.

    Six Months 2007 Financial Results

    Net income for the six months ended June 30, 2007 was USD247 million compared with USD212 million a year ago, an increase of 17 percent. Earnings per diluted share increased 24 percent to USD1.65 in the six months ended June 30, 2007, up from USD1.33 a year ago. The effect of foreign currency translation increased earnings per diluted share by USD0.01 through the six months ended June 30, 2007 compared with the same period in 2006.

    Total reported revenues for the six months ended June 30, 2007 were USD1.4 billion, an increase of 8 percent compared to the prior year. The effect of foreign currency translation increased reported revenues by 2 percent and net acquisitions of operations increased reported revenues by 1 percent.

    Organic growth in commissions and fees was 5 percent for the six months ended June 30, 2007. This growth was attributed to net new business won of 6 percent; there was a negative 1 percent impact from declining premium rates tempered by other market factors such as higher commission rates, higher insured values and changes in limits and exposures.

    Operating margin was 27.5 percent for the six months ended June 30, 2007 compared to 25.6 percent for the same period last year, an improvement of 190 basis points. The margin improvement continued to be driven by execution of Shaping our Future initiatives, good expense control and lower pension expense.

    The Company has provided for an effective underlying tax rate in the six months ended June 30, 2007 of 30.5 percent, excluding the tax effects of the disposal of the UK head office and share-based compensation.

    Capital Management

    The Board of Directors today declared a regular quarterly cash dividend on the Company's common stock of USD0.25 per share, an annual rate of USD1.00 per share. The dividend is payable on October 15, 2007 to shareholders of record on September 30, 2007.

    The Company made no additional share repurchases in the second quarter 2007. For the six months ended June 30, 2007, a total of 11.5 million shares have been repurchased for USD458 million under accelerated share repurchase programs as part of the existing USD1 billion authorization program. There is USD331 million remaining under this authorization, which is anticipated to be utilized by the end of 2008.

    In the second quarter 2007, the Company acquired Chicago-based InsuranceNoodle, a leading internet distributor of U.S. small business property-casualty insurance with annual revenues of approximately USD6 million. The Company also purchased an additional 17 percent holding in Coyle Hamilton Willis, the largest insurance and re-insurance broker, pensions, actuarial and risk management consultancy in the Republic of Ireland, raising its total shareholding to 86 percent.

    As at June 30, 2007, cash and cash equivalents totaled USD142 million, total debt was USD1.2 billion and total stockholders' equity was approximately USD1.2 billion.

    Outlook

    For the full year 2007, Willis expects to continue to grow organic revenue and expand adjusted operating margin modestly.

    The Company expects to deliver breakout financial performance in the next few years. Specifically, by the full year 2010, the Company has set financial targets of salaries and benefits expense as a percentage of total revenues to be below 54 percent, adjusted operating margin of 28 percent or better and industry leading organic revenue growth.

    "We are building a Company for success in all market environments, delivering solid, profitable growth this quarter despite the soft market," said Mr. Plumeri. "Our plan is to continue to execute Shaping our Future, and drive revenue growth while maintaining our ongoing expense discipline."

    Conference Call and Web Cast

    A conference call to discuss second quarter 2007 results will be held August 2, 2007 at 8:00 a.m. Eastern Time. To participate in the live teleconference, please dial (888) 566-5771 (Domestic) or +1 (210) 839-8503 (International) with a passcode of "Willis." The live audio web cast (which will be listen-only) may be accessed at www.willis.com. This call will be available by replay starting at approximately 10:00 a.m., Eastern Time, and ending September 2, 2007 at 11:00 p.m. Eastern Time, by calling (888) 568-0906 (domestic) or +1
(203) 369-3788 (international) with no passcode, or by accessing the website.

    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. Including our Associates, we have around 300 offices in some 100 countries, with a global team of approximately 16,000 employees serving clients in some 190 countries. Additional information on Willis may be found on its website www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.

    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's condensed consolidated statements of operations for the three and six months ended June 30, 2007.

    NOTE: All figures are in USD unless otherwise stated.



                    WILLIS GROUP HOLDINGS LIMITED
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)

                                          Three months    Six months
                                               ended         ended
                                             June 30,      June 30,
                                          -------------- -------------
                                             2007   2006   2007   2006
                                          ------- ------ ------ ------
Revenues
Commissions and fees                          603    572  1,318  1,224
Investment income                              23     21     47     40
                                          ------- ------ ------ ------
  Total Revenues                              626    593  1,365  1,264
                                          ------- ------ ------ ------
Expenses
Salaries and benefits (including share-
 based compensation of 9, 5, 18, 8)           360    351    737    699
Other operating expenses                      114    108    225    213
Depreciation expense and amortization of
 intangible assets                             17     15     33     29
Gain on disposal of UK head office            (3)      -    (6)      -
                                          ------- ------ ------ ------
  Total Expenses                              488    474    989    941
                                          ------- ------ ------ ------
Operating Income                              138    119    376    323
Interest expense                               19      9     31     18
                                          ------- ------ ------ ------
Income before Income Taxes, Interest in
 Earnings of Associates and Minority
 Interest                                     119    110    345    305
Income taxes                                   36     36    104     98
                                          ------- ------ ------ ------
Income before Interest in Earnings of
 Associates and Minority Interest              83     74    241    207
Interest in earnings of associates, net
 of tax                                       (4)      -     15     14
Minority interest, net of tax                 (1)    (2)    (9)    (9)
                                          ------- ------ ------ ------
Net Income                                     78     72    247    212
                                          ======= ====== ====== ======

Earnings per Share
 - Basic                                     0.55   0.46   1.68   1.35
 - Diluted                                   0.54   0.45   1.65   1.33
                                          ======= ====== ====== ======

Average Number of Shares Outstanding
 - Basic                                      142    157    147    157
 - Diluted                                    145    159    150    159
                                          ======= ====== ====== ======





                       WILLIS GROUP HOLDINGS LIMITED
                     SUPPLEMENTAL FINANCIAL INFORMATION
                         (in millions) (unaudited)


    1. Definitions of Non-GAAP Financial Measures

    We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

    Organic revenue growth

    Organic revenue growth excludes the impact of foreign currency translation, acquisitions and disposals and market remuneration from reported revenues. We use organic revenue growth as a measure of business growth generated by operations that were part of the Company at the end of the period.

    2. Revenue analysis

    Organic revenue growth is defined as revenue growth excluding the impact of foreign currency translation, acquisitions and disposals and market remuneration. The percentage change in reported revenues is the most directly comparable GAAP measure, and the following table reconciles this change to organic revenue growth by business unit for the three months ended June 30, 2007:



                                Three months ended June 30,
                       ----------------------------------------------
                                                              %
                             2007           2006(1)        Change
                       ----------------- -------------- -------------
Global                       $186             $185           1%
North America                 197             190            4%
International                 220             197            12%
                       ----------------- -------------- -------------
Commissions and fees          603             572            5%

Investment income             23               21            10%
                       ----------------- -------------- -------------

Total revenues               $626             $593           6%
                       ================= ============== =============

                                   Change attributable to
                       -----------------------------------------------
                         Foreign    Acquisitions              Organic
                         currency       and         Market     revenue
                        translation   disposals  remuneration  growth
                       ------------ ------------ ------------ --------
Global                      1%           0%           0%         0%
North America               0%           0%          (1)%        5%
International               5%           0%           0%         7%
                       ------------ ------------ ------------ --------
Commissions and fees        2%           0%          (1)%        4%

Investment income           8%           0%           0%         2%
                       ------------ ------------ ------------ --------

Total revenues              2%           0%           0%         4%
                       ============ ============ ============ ========


    (1) Effective January 1, 2007, we changed our management structure. Our UK and Irish retail operations, Willis UK and Ireland, which were previously within our Global division, have been combined with our previously existing international units to create a single International segment (Q2 2006 revenue reclassification of USD75 million). The new International segment incorporates all our retail operations outside North America. Our Energy business previously reported in our North America division is now reported within our Global division (Q2 2006 revenue reclassification of USD5 million). Our prior period revenue analysis has been adjusted to reflect our new internal reporting structure.



                     WILLIS GROUP HOLDINGS LIMITED
                   SUPPLEMENTAL FINANCIAL INFORMATION
                        (in millions) (unaudited)


    2. Revenue analysis (continued)

    The following table reconciles the percentage change in reported revenues to organic revenue growth by business unit for the six months ended June 30, 2007:



                                  Six months ended June 30,
                       -----------------------------------------------
                                                              %
                             2007           2006(1)         Change
                       ----------------- -------------- --------------
Global                        447             426             5%
North America                 385             368             5%
International                 486             430            13%
                       ----------------- -------------- --------------
Commissions and fees         1,318           1,224            8%

Investment income             47               40            18%
                       ----------------- -------------- --------------

Total revenues               1,365           1,264            8%
                       ================= ============== ==============

                                   Change attributable to
                       -----------------------------------------------
                         Foreign    Acquisitions              Organic
                         currency       and         Market     revenue
                        translation   disposals  remuneration  growth
                       ------------ ------------ ------------ --------
Global                      1%           2%           0%         2%
North America               0%           1%          (1)%        5%
International               6%           0%           0%         7%
                       ------------ ------------ ------------ --------
Commissions and fees        2%           1%           0%         5%

Investment income           7%           1%           0%        10%
                       ------------ ------------ ------------ --------

Total revenues              2%           1%           0%         5%
                       ============ ============ ============ ========


    (1) Effective January 1, 2007, we changed our management structure. Our UK and Irish retail operations, Willis UK and Ireland, which were previously within our Global division, have been combined with our previously existing international units to create a single International segment (Q2 YTD 2006 revenue reclassification of USD145 million). The new International segment incorporates all our retail operations outside North America. Our Energy business previously reported in our North America division is now reported within our Global division (Q2 YTD 2006 revenue reclassification of USD8 million). Our prior period revenue analysis has been adjusted to reflect our new internal reporting structure.



     WILLIS GROUP HOLDINGS LIMITED, NON-GAAP FINANCIAL SUPPLEMENT
                 (in millions, except per share data)
                             (unaudited)

                                                 2006
                                  ----------------------------------
                                    Q1     Q2     Q3     Q4     FY
                                  ------ ------ ------ ------ ------
Revenues (1)
   Global                            241    185    160    151    737
   North America                     178    190    180    208    756
   International                     233    197    179    239    848
                                  ------ ------ ------ ------ ------
Commissions and fees                 652    572    519    598  2,341
Investment income                     19     21     24     23     87
                                  ------ ------ ------ ------ ------
   Total Revenues                    671    593    543    621  2,428
                                  ------ ------ ------ ------ ------
Expenses
Salaries and benefits                348    351    383    375  1,457
Other operating expenses             105    108    138    103    454
Depreciation expense and
 amortization of intangible assets    14     15     17     17     63
Gain on disposal of UK head office     -      -   (99)    (3)  (102)
Net loss/(gain) on disposal of
 operations                            -      -      7    (3)      4
                                  ------ ------ ------ ------ ------
   Total Expenses                    467    474    446    489  1,876
                                  ------ ------ ------ ------ ------
Operating Income                     204    119     97    132    552
Operating Income margin            30.4%  20.1%  17.9%  21.3%  22.7%
Interest expense                       9      9      9     11     38
                                  ------ ------ ------ ------ ------

Income before Income Taxes,
 Interest in Earnings of
 Associates and Minority Interest    195    110     88    121    514
Income taxes                          62     36      3   (38)     63
                                  ------ ------ ------ ------ ------

Income before Interest in Earnings
 of Associates and Minority
 Interest                            133     74     85    159    451
Interest in earnings of
 associates, net of tax               14      -      6    (4)     16
Minority interest, net of tax        (7)    (2)    (2)    (7)   (18)
                                  ------ ------ ------ ------ ------
Net Income                           140     72     89    148    449
                                  ====== ====== ====== ====== ======

Earnings per Share
- Diluted                           0.88   0.45   0.56   0.94   2.84
                                  ====== ====== ====== ====== ======
Average Number of Shares
 Outstanding
- Diluted                            159    159    159    157    158
                                  ====== ====== ====== ====== ======

     WILLIS GROUP HOLDINGS LIMITED, NON-GAAP FINANCIAL SUPPLEMENT
                 (in millions, except per share data)
                             (unaudited)

                                                          2007
                                                 ---------------------
                                                    Q1     Q2   Q2 YTD
                                                 ------- ------ ------
Revenues (1)
   Global                                            261    186    447
   North America                                     188    197    385
   International                                     266    220    486
                                                 ------- ------ ------
Commissions and fees                                 715    603  1,318
Investment income                                     24     23     47
                                                 ------- ------ ------
   Total Revenues                                    739    626  1,365
                                                 ------- ------ ------
Expenses
Salaries and benefits                                377    360    737
Other operating expenses                             111    114    225
Depreciation expense and amortization of
 intangible assets                                    16     17     33
Gain on disposal of UK head office                   (3)    (3)    (6)
Net loss/(gain) on disposal of operations              -      -      -
                                                 ------- ------ ------
   Total Expenses                                    501    488    989
                                                 ------- ------ ------
Operating Income                                     238    138    376
Operating Income margin                            32.2%  22.0%  27.5%
Interest expense                                      12     19     31
                                                 ------- ------ ------

Income before Income Taxes, Interest in Earnings
 of Associates and Minority Interest                 226    119    345
Income taxes                                          68     36    104
                                                 ------- ------ ------

Income before Interest in Earnings of Associates
 and Minority Interest                               158     83    241
Interest in earnings of associates, net of tax        19    (4)     15
Minority interest, net of tax                        (8)    (1)    (9)
                                                 ------- ------ ------
Net Income                                           169     78    247
                                                 ======= ====== ======

Earnings per Share
- Diluted                                           1.10   0.54   1.65
                                                 ======= ====== ======
Average Number of Shares Outstanding
- Diluted                                            154    145    150
                                                 ======= ====== ======


    (1) As described in Note 2, our prior period revenue analysis has been adjusted to reflect our 2007 internal reporting structure.


    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, 212-915-8084
             kerry.calaiaro@willis.com
             or
             Media:
             Valerie Di Maria, 212-915-8272
             valerie.dimaria@willis.com